CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Exscientia Plc of our report dated March 21, 2024 relating to the financial statements, which appears in Exscientia Plc's Annual Report on Form 20-F for the year ended December 31, 2023.

/s/ PricewaterhouseCoopers LLP
Reading, UK
March 21, 2024

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